Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1 of Surgalign Holdings, Inc. of our report dated December 22, 2020, relating to the consolidated financial statements of Holo Surgical Inc., and to the reference to our Firm under the caption “Experts.”

/s/ BAKER TILLY US, LLP

Chicago, Illinois

December 30, 2020